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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            WESTBRIDGE CAPITAL CORP.
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            (Exact name of registrant as specified in its charter)



                Delaware                                         73-116500
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(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)

    777 Main Street, Fort Worth, Texas                             76102
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 (Address of principal executive offices)                        (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     to be so Registered                    Each Class is to be Registered
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% Convertible Subordinated                      New York Stock Exchange
     Notes due 2007


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered

         The description of the Registrant's __% Convertible Subordinated Notes due 2007 is incorporated herein by reference to the section captioned "Description of the Notes" on pages 57 to 64, inclusive, of the preliminary Prospectus constituting a part of the Registrant's Registration Statement on Form S-1 (File No. 333-24137) filed with the Securities and Exchange Commission (the "Commission") on March 28, 1997, as amended by Amendment No. 1 to the Registration Statement on Form S-1 filed with the Commission on April 8, 1997. The preliminary Prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement on Form S-1 or otherwise pursuant to Rule 424 is incorporated herein by reference.

Item 2. Exhibits

          3.1 Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on July 28, 1994 (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement No. 33-81380 on Form S-1).

          3.2 By-Laws of the Registrant, effective as of June 24, 1994 (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement No. 33-81380 on Form S-1).

          4.1 Form of Indenture between the Registrant and First Union National Bank, as Trustee, relating to the __% Convertible Subordinated Notes due 2007, including form of __% Convertible Subordinated Note due 2007 (incorporated by reference to Exhibit
               4.1 to Amendment No. 2 to the Registrant's Registration Statement No. 333-24137 on Form S-1).

          4.2 Indenture between the Registrant and Liberty Bank and Trust Company of Oklahoma City, National Association, as Trustee, relating to the 11% Senior Subordinated Notes due 2002, including form of 11% Senior Subordinated Note due 2002 (incorporated by reference to Exhibit 2 to the Registrant's Form 8-A dated July 19,1995).



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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.





                                        WESTBRIDGE CAPITAL CORP.



Date: April 22, 1997                    By: /s/ JAMES W. THIGPEN
                                           --------------------------------
                                        Name:  James W. Thigpen
                                        Title: President and
                                               Chief Operating Officer




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